UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

Legacy IMBDS, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBIQ	N/A
8.50% Senior Notes due 2026	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Combined Joint Chapter 11 Plan of Liquidation and Disclosure Statement of Legacy IMBDS, Inc., and its Debtor Affiliates

As previously disclosed, on June 28, 2023, Legacy IMBDS, Inc. (f/k/a iMedia Brands, Inc.) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code. The Chapter 11 Cases are being administered under the caption In re: Legacy IMBDS, Inc., et. al. (Case No. 23-10852).

Also as previously disclosed, on October 10, 2023, the Debtors filed an initial proposed Combined Joint Chapter 11 Plan of Liquidation and Disclosure Statement of Legacy IMBDS, Inc., and its Debtor Affiliates (the disclosure statement portion thereof, the “Initial Proposed Disclosure Statement” and the chapter 11 plan portion thereof, the “Initial Proposed Plan,” including all exhibits thereto and as amended, supplemented or otherwise modified from time to time, and collectively the “Initial Proposed Combined Plan and Disclosure Statement”) with the Bankruptcy Court.

On October 27, 2023, the Debtors filed an amended Combined Joint Chapter 11 Plan of Liquidation and Disclosure Statement of Legacy IMBDS, Inc., and its Debtor Affiliates (the disclosure statement portion thereof, the “Proposed Disclosure Statement” and the chapter 11 plan portion thereof, the “Proposed Plan,” including all exhibits thereto and as amended, supplemented or otherwise modified from time to time, and collectively the “First Amended Proposed Plan and Disclosure Statement”) amending the Initial Proposed Combined Plan and Disclosure Statement filed on October 10, 2023. Capitalized terms not otherwise defined in this Item 7.01 have the meaning given to them in the First Amended Proposed Plan and Disclosure Statement. The First Amended Proposed Plan and Disclosure Statement describes, among other things, the revised terms of the Liquidating Trust, including Liquidating Trust Cash Funding and distribution of Liquidating Trust Assets, the revised payment construct of Professional Fee Claims, and certain other aspects of the restructuring contemplated by the Proposed Plan (the “Restructuring”). The First Amended Proposed Plan and Disclosure Statement, as well as other court filings and information about the Debtors’ Chapter 11 Cases, can be accessed free of charge at a website maintained by the Debtors’ claims, noticing, and solicitation agent, Stretto, Inc., at https://cases.stretto.com/imediabrands, by calling (855)794-3801 (toll-free) or +1 (949) 340-0398 (international), or by sending an email to iMediaInquiries@stretto.com.

Although the Debtors intend to pursue the Restructuring in accordance with the terms set forth in the Proposed Plan, there can be no assurance that the Proposed Plan will be approved by the Bankruptcy Court or that the Debtors will be successful in consummating the Restructuring or any other similar transaction on the terms set forth in the Proposed Plan, on different terms or at all. Bankruptcy law does not permit solicitation of acceptances of a proposed chapter 11 plan until the Bankruptcy Court approves a disclosure statement relating to the Proposed Plan. Accordingly, neither the Debtors’ filing of the First Amended Proposed Plan and Disclosure Statement, nor this Current Report on Form 8-K, is a solicitation of votes to accept or reject the Proposed Plan. Any such solicitation will be made pursuant to and in accordance with applicable law, including orders of the Bankruptcy Court. The Proposed Disclosure Statement is being submitted to the Bankruptcy Court for approval but has not been approved by the Bankruptcy Court to date.

Information contained in the First Amended Proposed Plan and Disclosure Statement is subject to change, whether as a result of amendments or supplements to the First Amended Proposed Plan and Disclosure Statement, third-party actions, or otherwise, and should not be relied upon by any party. Such amendments and supplements will also be available for review and free of charge online at https://cases.stretto.com/imediabrands. Such amendments and supplements may be filed with the Bankruptcy Court without the filing of an accompanying Current Report on Form 8-K. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Copies of the First Amended Proposed Plan and Disclosure Statement are attached as Exhibit 99.1, to this Current Report on Form 8-K. The foregoing description of the First Amended Proposed Plan and Disclosure Statement is a summary only and is qualified in its entirety by reference to the full text of the First Amended Proposed Plan and Disclosure Statement.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	First Amended Proposed Plan and Disclosure Statement
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023	Legacy IMBDS, Inc.

	By:	/s/ James Alt
James Alt
Chief Transformation Officer